UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 2, 2026

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2999 N.E. 191st Street, Suite 610, Aventura, FL 33180

(Address of principal executive offices and zip code)

(408) 467-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The Nasdaq Global Market
Series C Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08. Shareholder Director Nominations.

On July 1, 2026, the Board of Directors of Immersion Corporation (the “Company”) determined that the Company’s Annual Meeting of Stockholders for the fiscal year ended April 30, 2026 (the “FY 2026 Annual Meeting”) will be held on Wednesday, October 7, 2026. The location of the FY 2026 Annual Meeting will be as set forth in the Company’s definitive proxy statement for the FY 2026 Annual Meeting to be filed with the Securities and Exchange Commission (the “SEC”).

Due to the fact that the date of the FY 2026 Annual Meeting has been changed by more than 30 days from the anniversary date of the fiscal year 2025 Annual Meeting of Stockholders, the Company is providing the due date for submission of any qualified stockholder proposal or qualified stockholder nominations.

In accordance with the requirements contained in the Company’s Amended and Restated Bylaws (“Bylaws”), stockholders of the Company who wish to bring business before the FY 2026 Annual Meeting outside of Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to nominate a person for election as a director must ensure that written notice of such proposal (including all information specified in the Company’s Bylaws) is received by the Company’s Corporate Secretary at the address specified above no later than the close of business on July 13, 2026, which is the 10th calendar date following the date hereof. Any such proposal must meet the requirements set forth in the Company’s Bylaws in order to be brought before the FY 2026 Annual Meeting.

In accordance with the requirements of Rule 14a-8 under the Exchange Act, stockholders who wish to have a Rule 14a-8 proposal considered for inclusion in the Company’s proxy statement for the FY 2026 Annual Meeting must ensure that their proposal is received by the Company’s Corporate Secretary at the address specified above no later than the close of business on July 13, 2026, which the Company has determined is a reasonable time before it expects to begin to print and send its proxy materials for the FY 2026 Annual Meeting. Such stockholder proposals must also comply with the other requirements of Rule 14a-8 in order to be eligible for inclusion in the Company’s proxy statement for the FY 2026 Annual Meeting.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by July 13, 2026, which is the 10th calendar date following the date hereof.

Item 8.01. Other Events.

On July 2, 2026, the Company announced that its Board of Directors (the “Board”) declared a quarterly cash dividend of $0.075 per share on the Company’s outstanding common stock payable, subject to any prior revocation, on July 31, 2026 to stockholders of record on July 20, 2026. Future dividends will be subject to further review and approval by the Board in accordance with applicable law. The Board reserves the right to declare, adjust or withdraw quarterly dividends in future periods as it reviews the Company’s capital allocation strategy from time-to-time.

Forward-Looking Statements

Statements in this filing about the Company that are not historical facts are forward-looking statements based on our current expectations and estimates. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Our current expectations may not prove to be accurate. The words “estimates,” “expects,” “anticipates,” “believes” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future results. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this report, except as required by applicable law or regulation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	July 2, 2026	By:	/s/ J. Michael Dodson
		Name:	J. Michael Dodson
		Title:	Chief Financial Officer